                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (THIS "AGREEMENT") IS MADE BY AND BETWEEN KEN GASPER D/B/A THE HOSPITALITY EXCHANGE (THE "SELLING PARTY") AND BENTLEY COMMERCE CORP., A FLORIDA CORPORATION ("PURCHASER"), EFFECTIVE AS OF APRIL __, 2004 (THE "EFFECTIVE DATE").

         This Agreement is entered into with reference to the following facts:

         A. The Selling Party provides marketing and trade services to the hospitality industry, more specifically hotels, motels and bed & breakfast's (the "Business"). The Selling Party has developed a network for property owners and managers to trade their accommodations with one another and has since been expanded to include trading with business owners who trade through organized barter exchanges. The Selling Party's primary asset is its database of members, who have been educated or currently being educated about the benefits of barter, and its website.

         B. Purchaser is a fully reporting U.S. (OTCBB) publicly-held company, formed as a Florida corporation on February 28, 1992 under the name Fogilstone Development, Inc., developing a new marketplace and distribution channel for worldwide barter and trade. Purchaser is interested in acquiring the assets of the Selling Party in furtherance of its business plan.

         C. The Selling Party and Purchaser have negotiated for the sale and purchase of the assets of the Selling Party related to the Business pursuant to the terms and conditions set forth herein.

         D. Purchaser desires to acquire from the Selling Party, and the Selling Party desires to sell to Purchaser, the Assets (as defined below) under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Party and Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

         1.1 SALE OF ASSETS. Subject to the provisions of this Agreement, on the Effective Date, the Selling Party agrees to sell to Purchaser, and Purchaser agrees to purchase from the Selling Party, all rights, title and interest of the Selling Party in and to the assets, properties and rights of the Selling Party used in the Business that are described on Schedule 1.1, free and clear of any and all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or other encumbrances of any kind whatsoever (collectively, the "Assets"). In connection with the foregoing, the parties shall execute the General Assignment and Bill of Sale in the form attached hereto as Exhibit A.

         1.2 ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Assets, the Selling Party shall have no further liability for, and Purchaser shall assume and agree to pay, handle, defend or discharge any and all damages, liabilities and expenses which may be sustained or suffered by the Selling Party by reason of the liabilities, contracts, obligations, leases and agreements relating to the Assets, if any, specifically set forth and described on Schedule
1.2 attached hereto (collectively, the "Assumed Liabilities").

         1.3 LIABILITIES NOT ASSUMED. Except for the Assumed Liabilities, the Selling Party agrees that Purchaser shall not be obligated to assume or perform and is not assuming or performing any, and the Selling Party shall remain responsible for and shall indemnify, defend (with counsel reasonably acceptable to Purchaser and reasonable attorneys fees paid for by the Selling Party) and hold harmless Purchaser from and against all, liabilities and obligations of the Selling Party, whether known or un known, and regardless of when such liabilities or obligations may arise or may have arisen or when they are or were asserted (collectively, the "Retained Liabilities").

         1.4 PURCHASE PRICE. As consideration for (i) the sale to Purchaser of the Assets and (ii) the covenant not to compete set forth in Section 7 below, Purchaser shall pay to the Selling Party a purchase price (the "Purchase Price") comprised of the following:

                  COMMON STOCK. On the Effective Date, Purchaser shall deliver to the Selling Party Two Million (2,000,000) shares of the Purchaser's Common Stock, restricted with a Rule 144 legend (the "Shares").

         1.5 TRANSFER OF ASSETS. Except for the liens and encumbrances described on Schedule 1.5 hereto (collectively, the "Liens and Encumbrances"), the Selling Party shall sell, convey, transfer, assign and deliver the Assets to Purchaser, free and clear of any and all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or other encumbrances of any kind whatsoever.

2.       REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTY.

         The Selling Party hereby represents and warrants as follows:

         2.1 AUTHORITY. The Selling Party has full power and authority to enter into this Agreement and the documents and other agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby. All necessary action has been taken by the Selling Party to authorize the execution, delivery, and performance of this Agreement and each of the documents and other agreements contemplated hereby to be executed by the Selling Party, and this Agreement and each such document and other agreement is the valid and binding obligation of Selling Party.

         2.2 TITLE TO ASSETS. Except as provided in Section 1.5, the Selling Party has and on the Effective Date will convey and transfer to Purchaser, good, complete and marketable title to all of the Assets, free and clear of any and all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or other encumbrances of any kind whatsoever.

         2.3 CONSENTS. Except as set forth on Schedule 2.3 attached hereto, no consents of third parties are required for the sale, conveyance, assignment, and transfer from the Selling Party to Purchaser of all the Selling Party's right, title and interest in and to the Assets.

         2.4 LITIGATION AND PROCEEDINGS. There is no action, suit, proceeding or investigation of any kind pending or, to the best of the knowledge of the Selling Party, threatened, against the Selling Party, regarding the Assets or the transactions contemplated in this Agreement.

         2.5 INVESTMENT REPRESENTATIONS.

                            (a) Selling Party is acquiring the Shares for his
own account, not a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                            (b) Selling Party understands that (A) Shares have
not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by him indefinitely, and that he must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (B) each certificate representing the Shares will be endorsed with a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR IF THE PURCHASER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE PURCHASER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

and (C) the Purchaser will instruct any transfer agent not to register the transfer of the Shares unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Rule 144 of the Securities Act and Selling Party provides the Purchaser with evidence reasonably satisfactory to the Purchaser and its counsel that the proposed transaction satisfies the requirements of Rule 144. The Purchaser agrees to remove the foregoing legend from any securities if the requirements of Rule 144(k) of the Securities Act (or any successor rule or regulation) apply with respect to such securities and the Purchaser and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.


3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser hereby represents and warrants to the Selling Party:

         3.1 AUTHORITY. Purchaser has full power and authority to enter into this Agreement and the documents and other agreements contemplated hereby and to assume the Assumed Liabilities, and to carry out the transactions contemplated hereby and thereby. All necessary action has been taken by Purchaser to authorize the execution, delivery, and performance of this Agreement and the documents and other agreements contemplated hereby to be executed by the Purchaser, and each of the same shall be the valid and binding obligation of the Purchaser.

4.       CLOSING.

         4.1 CLOSING. The closing shall occur at the offices of the Company at 11301 Olympic Blvd., Suite 680, Los Angeles, CA 90064 at 10:00 a.m. on the Effective Date, or on such other date or at such other location(s) or starting at such other time as the parties shall agree (the "Closing").

         4.2 TRANSACTIONS AND DOCUMENT EXCHANGE AT CLOSING. At Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

         A. By Selling Party

         Selling Party will deliver, or cause to be delivered, to Purchaser:

         (i) The documents necessary to transfer the Assets to Purchaser pursuant to this Agreement, in proper form and substance reasonably acceptable to Purchaser; and

         (ii) Such other documents, instruments and/or certificates, if any, as are required to be delivered pursuant to the provisions of this agreement, or which are reasonably necessary to effectuate the transactions contemplated by this agreement, or as may be reasonably requested by Purchaser in furtherance of this Agreement.

         B. By Purchaser

         Purchaser will deliver, or cause to be delivered:

         (1) The Shares and the Option to the Selling Party; and

         (2) Such other documents, instruments and/or certificates, if any, as are required to be delivered pursuant to the provisions of this agreement, or which are reasonably necessary to effectuate the transactions contemplated by this agreement, or as may be reasonably requested by Selling Party in furtherance of this Agreement.

         4.3. POST-CLOSING. From time to time after Closing, upon reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

5.       INDEMNIFICATION.

         5.1 BY THE SELLING PARTY. The Selling Party agrees that it will indemnify, hold harmless and defend Purchaser from and against any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees and court costs) that arise from or are in connection with: (i) the Retained Liabilities, including, without limitation, the Selling Party's operation of the Business and/or ownership of the Assets, (ii) any breach of the representations and warranties of the Selling Party contained in this Agreement or any other documents delivered in connection with this Agreement, (iii) any breach of the Selling Party's covenant to terminate the Liens and Encumbrances pursuant to Section 6 and (iv) the application of any Bulk Sales laws in the State of California to the transactions contemplated by this Agreement. Purchaser shall be entitled, at its sole and absolute discretion, to recover payment for the Selling Party's indemnification obligations under this Section 5 by reducing any amounts owed to the Selling Party pursuant to Section 1 above.

         5.2 BY PURCHASER. Purchaser agrees that it will indemnify, hold harmless and defend the Selling Party from and against any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees and court costs) that arise from or are in connection with: (i) the Assumed Liabilities and (ii) any breach of the representations and warranties of the Purchaser contained in this Agreement or any other documents delivered in connection with this Agreement

6. FURTHER ASSURANCES. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement, to effect a smooth and orderly transfer of the Assets or to better evidence or effectuate the transactions contemplated herein, including without limitation, to assign and transfer any Internet domain names, terminate any and all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or other encumbrances of any kind whatsoever with regards to the Assets and familiarizing the Purchaser with the operation of the Business. Without limiting the foregoing, the Selling Party shall, at his sole expense, terminate the Liens and Encumbrances (as defined in Section 1.5) within fifteen (15) days after the Effective Date.

7. COVENANT NOT TO COMPETE. For a period of three (3) years from the Effective Date, the Selling Party agrees that it shall not, directly or indirectly, (a) engage in any Competitive Activities (as defined below), (b) acquire or have any ownership, financial or other interests or service in any position or capacity (whether as a principal, partner, member, joint venturer, shareholder, director, officer, agent, employee, consultant, lender or otherwise) in or with, or (c) provide any assistance (financial, advisory or other) to any person or entity, other than the Purchaser, that engages or proposes to engage in any Competitive Activities. The term "Competitive Activities" shall mean the conduct or operation of, or involvement in, any business or business activity, which is the same as, substantially similar to, or competitive with, the Purchaser's Business. This statement is not meant to restrict the selling party from participation in the trade or barter business pertaining to non-hospitality trade organizations, or any organization that is not focused primarily on marketing trade services to the hospitality industry, more specifically hotels, motels and bed & breakfast's. The Selling Party agrees that if, in any judicial proceeding, the geographic coverage of this covenant or the period of time specified in this Section 7 should be adjudged unreasonable, then, such geographic coverage or such period of time shall be reduced to the extent, and only to the extent, necessary to enable the court to enforce such covenant or restrictions to the fullest extent permitted under applicable law. In addition, the Selling Party acknowledges and agrees that, in the event of a violation by the Selling Party of the provisions of this Section 7, the Purchaser shall be entitled to obtain, from any court of competent jurisdiction, temporary, preliminary and permanent injunctive relief, in addition to any other rights or remedies to which the Purchaser may be entitled under applicable law or equitable principles to prevent a threatened breach or to obtain a halt to an actual breach by the Selling Party, and to obtain an order of specific performance requiring the Selling Party to continue performing or to resume performance of the covenant set forth in this Section 7.

8. CONSULTING/FUTURE EMPLOYMENT. Effective as of the Effective Date, the Purchaser shall retain the services of Ken Gasper and Russ Arnold pursuant to the terms set out in each party's respective agreement with Purchaser.

9.       MISCELLANEOUS.

         9.1 FEES AND EXPENSES. Each of the parties will bear its own expenses, including, without limitation, all of their legal, accounting, and other out-of-pocket expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

         9.2 JOINT PRESS RELEASE. The Selling Party and Purchaser shall agree upon the form and substance of (a) a joint press release or other public announcement of this Agreement and the transactions contemplated hereby and (b) other matters related to this Agreement or any of the transactions contemplated hereby which shall be released on or after the Closing; provided, however, that nothing in this Agreement shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or contract.

         9.3 GOVERNING LAW. The parties hereby agree that this contract was entered into and is to be performed in the State of California, and is intended to be construed under and governed by the laws thereof.

         9.4 ASSIGNMENT. The benefits and obligations of any party to this Agreement may not be assigned, except upon the written consent of the other party. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns.

         9.5 SURVIVAL. The representations and warranties of each party hereto shall survive the date of this Agreement.

         9.6 ENTIRE AGREEMENT. This Agreement and the documents and other agreements referenced herein contain the entire Agreement between the parties with respect to the subject matter hereof; all representations, promises, and prior or contemporaneous understandings between the parties with respect to the subject matter hereof, are merged into and expressed in this Agreement and such documents and other agreements; and any and all prior agreements between the parties with respect to the subject matter hereof are hereby canceled.

         9.7 AMENDMENT. This Agreement may be amended, modified, or supplemented only by an instrument in writing signed by the parties to this Agreement.

         9.8 NOTICES. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered, telecopied, or mailed by certified or registered mail:

         To the Selling Party:              Ken Gasper
                                            1391 Second Street
                                            Los Osos, CA 93402
                                            Telephone: 805-215-8487
                                            Facsimile:  805-528-7481


         To the Purchaser:                  Bentley Commerce Corp.
                                            Attention: Gordon Lee
                                            11301 Olympic Blvd., Suite 680
                                            Los Angeles, CA 90064
                                            Telephone: (310) 445-2599
                                            Facsimile: (310) 445-2529

or to such other address or telecopier number which the Selling Party may provide to Purchaser or Purchaser may provide to the Selling Party in writing.

         9.9 HEADINGS. The headings of the sections of this Agreement are for the convenience of reference only, and do not form a part hereof, and in no way modify, interpret or construe the meanings of the parties.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement.

         9.11 WAIVER; SEVERABILITY. The failure of any of the parties to this Agreement to require the performance of any term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

         9.12 SALES TAXES. Selling Party shall pay all federal, state and local sales taxes, if any, due as a result of the purchase, sale, or transfer of the Assets.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Asset Purchase Agreement to be executed on this 14 day of April 2004.

                                         "SELLING PARTY "



                                         /s/ Ken Gasper



                                         "PURCHASER"



                                         By: /s/ Bruce Kamm
                                             -----------------------------------

                                  SCHEDULE 1.1

                                     ASSETS


All assets of the Business of Selling Party of any nature whatsoever, including the Selling Party's database of members, its website,

     o $10,500 IBA trade dollars currently in possession of the purchaser.
     o CBX - $950
     o Bartersource - $450
     o Tim Miller who has mapping technology - $4000

                                  SCHEDULE 1.2

                               ASSUMED LIABILITIES

PURCHASER AGREES TO ASSUME THE FOLLOWING TRADE DOLLAR LIABILITIES CURRENTLY OWED BY THE SELLER:

     A.  DAVID MAZZEI, BARTER4 PROFITS.             $2,438.00 TRADE
     B.  JOE PRINCE, BARTER DEPOT                   $2,000.00 TRADE
     C.  TOM PARKER, CONSUMER BARTER                $2,000.00 TRADE
     D.  BOB SINGER                                 $3,000.00 TRADE



     TOTAL:                                         $9,438.00 TRADE


ALSO ANY HOTEL MEMBER TRADE CREDIT LIABILITIES ESTIMATED AT APPROXIMATELY $75,000-$85,000 TRADE CREDITS.

                                  SCHEDULE 1.5

                             LIENS AND ENCUMBRANCES

                 SELLER HAS NO LIENS OR ENCUMBRANCES TO DECLARE.

                                  SCHEDULE 2.3

                                    CONSENTS

                                    EXHIBIT A


                       GENERAL ASSIGNMENT AND BILL OF SALE



         THIS GENERAL ASSIGNMENT AND BILL OF SALE is made between KEN GASPER D/B/A THE HOSPITALITY EXCHANGE (the "Selling Party") and BENTLEY COMMERCE CORP., a Florida corporation ("Purchaser") with reference to the following facts:

         A. The Selling Party and Purchaser have entered into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which the Selling Party has agreed to transfer to Purchaser and Purchaser has agreed to acquire from the Selling Party, effective as of April __, 2004, those certain assets described on the Schedule of Assets attached hereto (the "Assets").

         B. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Selling Party, the Selling Party desires to execute and deliver this General Assignment and Bill of Sale for the purpose of affecting such transfer and sale pursuant to the terms and conditions of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Selling Party and Purchaser agree as follows:

         1.       TRANSFER OF ASSETS.

                  The Selling Party does hereby assign, transfer, convey and deliver to Purchaser, its successors and assigns, all right, interest, and title of the Selling Party in and to the Assets described on the Schedule of Assets attached hereto.

                  The Selling Party represents and warrants to Purchaser that they are the lawful owner of the Assets transferred hereby, that the Assets are free and clear of all liens, security interests, restrictions, and other encumbrances, except as set forth in Schedule 1.5 to the Agreement, and that they have all rights necessary to transfer the same.

         2.       NO RIGHTS OF THIRD PARTY.

                  Nothing expressed or implied in this General Assignment and Bill of Sale is intended to confer upon any person, other than the Selling Party and Purchaser and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this General Assignment and Bill of Sale.

         3.       SUCCESSORS AND ASSIGNS.

                  This General Assignment and Bill of Sale is executed pursuant to the Purchase Agreement and shall be binding upon and inure to the benefit of the Selling Party and Purchaser, and their respective successors and assigns. All rights, liabilities and obligations of the Selling Party and Purchaser under the Purchase Agreement shall survive the execution and delivery thereof in accordance with the terms of the Purchase Agreement, and are not integrated hereby.

                  IN WITNESS WHEREOF, the Selling Party has caused this General Assignment and Bill of Sale to be executed on this 14th day of April 2004.


                                         "SELLING PARTY"


                                         /s/ Ken Gasper
                                         ---------------------------


                                         "PURCHASER"




                                         By: /s/ Bruce Kamm
                                             -----------------------

                               SCHEDULE OF ASSETS
                               ------------------


[EXHIBIT TO GENERAL ASSIGNMENT AND BILL OF SALE]